Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Merger (as defined below) as if it had occurred on January 1, 2022, and combines the historical results of Ginkgo Biowork’s Holdings, Inc. (“Ginkgo”) and Zymergen, Inc. (“Zymergen”). The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the audited consolidated statement of operations and comprehensive loss of Ginkgo for the year ended December 31, 2022 with Zymergen’s unaudited consolidated statement of operations and comprehensive loss for the period from January 1, 2022 through October 18, 2022, the day immediately preceding the Merger. Ginkgo’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2022 includes Zymergen’s results of operations from the completion date of the Merger through December 31, 2022.

The historical financial statements of Ginkgo and Zymergen have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the transaction accounting adjustments which are necessary to account for the Merger in accordance with generally accepted accounting principles in the United States (“GAAP”). These unaudited pro forma condensed combined financial statements do not include any adjustments not otherwise described herein. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

The separate audited consolidated financial statements of Ginkgo as of and for the fiscal year ended December 31, 2022 and the related notes, included in Ginkgo’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2023;

•

The separate unaudited consolidated financial statements of Ginkgo as of and for the three and six months ended June 30, 2023 and the related notes, included in Ginkgo’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023;

•

The separate audited consolidated financial statements of Zymergen as of and for the fiscal year ended December 31, 2021 and the related notes, included in Zymergen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 30, 2022; and

•

The separate unaudited condensed consolidated financial statements of Zymergen as of and for the nine months ended September 30, 2022 and the related notes, disclosed as Exhibit 99.1 to Ginkgo’s Current Report on Form 8-K filed with the SEC on January 27, 2023.

Description of the Merger

On October 19, 2022, Ginkgo and Zymergen completed the previously announced acquisition contemplated by that certain Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”) among Zymergen, a Delaware public benefit corporation, Ginkgo, and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly owned subsidiary of Ginkgo (“Merger Subsidiary”). Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Zymergen, with Zymergen surviving as a wholly owned subsidiary of Ginkgo (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Zymergen (each, a “Zymergen Common Share”) that was issued and outstanding immediately prior to the Effective Time (other than certain excluded shares specified in the Merger Agreement) was cancelled, extinguished and converted into the right to receive 0.9179 of a share of Class A Common Stock, par value $0.0001 per share, of Ginkgo (each, a “Ginkgo Class A Share,” and such consideration the “Merger Consideration”) and cash in lieu of any fractional Ginkgo Class A Shares, without interest. Further, under the terms of the Merger Agreement, at the Effective Time:

•

Each option to purchase Zymergen Common Shares (a “Zymergen Option”) with an exercise price per share that was less than the Merger Consideration Value (as defined below) that was outstanding immediately prior to the Effective Time, whether or not exercisable or vested, was cancelled and converted into the right to receive a number of Ginkgo Class A Shares equal to the Option Consideration Value (as defined below) with respect to such Zymergen Option divided by the Ginkgo Class A Share Price (as defined below), and each Zymergen Option with an exercise price per share that is equal to or greater than the Merger Consideration Value was cancelled for no consideration. “Option Consideration Value” means an amount, without interest, equal to the product of (i) the excess of (A) the Merger Consideration Value over (B) the exercise price per share of such Zymergen Option, and (ii) the total number of Zymergen Common Shares issuable upon exercise in full of such Zymergen Option. “Merger Consideration Value” means an amount (rounded down to the nearest whole cent) equal to the product of (x) the Merger Consideration and (y) the Ginkgo Class A Share Price. “Ginkgo Class A Share Price” means the volume- weighted average price of Ginkgo Class A Shares on the New York Stock Exchange (“NYSE”) for the period of five consecutive trading days ending on and including the second full trading day prior to the Effective Time.

•

Each vested Zymergen restricted stock unit (each, a “Zymergen RSU”) that was outstanding immediately prior to the Effective Time (including after giving effect to any acceleration of vesting to which such Zymergen RSU was entitled as of immediately prior to the Effective Time as disclosed to Ginkgo) was cancelled and converted into the right to receive the Merger Consideration. The vesting of certain Zymergen RSUs was accelerated immediately prior to the closing of the Merger. Some of the accelerated vesting was outlined in Zymergen’s staged reduction in workforce plans (the “Zymergen RIFs”), which also included certain enhancements to Zymergen’s existing severance plan in the form of cash severance and bonus payments (the “Enhanced Severance”). Further, in connection with the Merger, certain Zymergen employees also received Zymergen RSUs and cash retention bonus payments pursuant to the Zymergen retention plan entered into in 2022 (the “Zymergen New Retention Plan”). Further terminations may be executed under additional Zymergen RIFs following the closing of the Merger, and such terminations will result in the issuance of additional Ginkgo Class A Common Shares and the recognition of additional compensation expense than is presented in this unaudited pro forma condensed combined financial information.

•

Each unvested Zymergen RSU, not accelerated as outlined above, that was outstanding immediately prior to the Effective Time was cancelled and converted into a Ginkgo restricted stock unit award (“Ginkgo RSU”) with respect to the number of Ginkgo Class A Shares that is equal to the product of (A) the number of Zymergen Common Shares subject to such unvested Zymergen RSU as of immediately prior to the Effective Time and (B) the Merger Consideration, rounded down to the nearest whole share, which such Ginkgo RSU award will be subject to the same vesting terms and conditions applicable to the Zymergen RSU to which it relates as of immediately prior to the Effective Time, including any applicable vesting acceleration provisions in connection with such holder’s termination of employment or service but otherwise will be subject to the terms and conditions of Ginkgo’s 2021 stock incentive award plan.

•

The Zymergen Employee Stock Purchase Plan (the “ESPP”) terminated immediately prior to the completion of the Merger and any Zymergen ESPP participants in the current offering period were allowed to purchase Zymergen Common Shares on the day immediately preceding the completion of the Merger.

•

Each Zymergen Common Share that was (i) held by Zymergen as treasury stock; (ii) owned by Ginkgo or Merger Subsidiary; or (iii) owned by any direct or indirect wholly owned subsidiary of Ginkgo or Merger Subsidiary as of immediately prior to the Effective Time was automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

Accounting for the Merger

The Merger was accounted for as a business combination using the acquisition method with Ginkgo as the accounting acquirer in accordance with ASC 805, Business Combinations (“ASC 805”). Under this method of accounting, the purchase consideration was allocated to Zymergen’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Merger, which was October 19, 2022. The allocation of the purchase price, including the valuation of certain tangible and intangible assets acquired and the related tax effects, is preliminary and subject to revision during the one-year measurement period from the date of completion of the Merger if any new information is obtained about facts and circumstances that existed as of the acquisition date. In addition, the acquisition method of accounting requires the acquirer to recognize the consideration transferred at fair value. Any differences between the fair value of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed is recorded as goodwill. Accordingly, the purchase consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1, “Basis of Presentation” for more information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the results of operations that would have been realized if the Merger had been completed on the dates set forth above, nor is it indicative of the future results of the combined company.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and the related tax effects. The actual accounting may vary based on final analyses of the valuation of assets acquired and liabilities assumed, particularly regarding certain tangible and intangible assets acquired and the related tax effects. Ginkgo will finalize the accounting for the Merger as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the completion of the Merger.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Merger, any termination, restructuring or other costs to integrate the operations of Ginkgo and Zymergen beyond what was recorded post-Merger during the period presented, or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

GINKGO BIOWORKS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands, except share and per share data)

	Ginkgo Historical Year Ended December 31, 2022	Zymergen Reclassed For the Period from January 1, 2022 through October 18, 2022 (Note 2)	Zymergen Transaction Accounting Adjustments	(Note 3)		Pro Forma Combined
Foundry revenue	$143,666	$6,987	$—			$150,653
Biosecurity revenue:
Product	35,455	—	—			35,455
Service	298,585	—	—			298,585
Collaborations, grants and other	—	3,105	—			3,105

Total revenue	477,706	10,092	—			487,798

Costs and operating expenses:
Cost of Biosecurity product revenue	20,646	—	—			20,646
Cost of Biosecurity service revenue	183,570	—	—			183,570
Research and development	1,052,643	135,414	(1,862)	(a	)	1,186,195
General and administrative	1,429,799	124,652	(6,203)	(b	)	1,548,248
Goodwill impairment charge	—	40,645	—			40,645
Restructuring charges (benefit)	—	(1,609)	—			(1,609)

Total operating expenses	2,686,658	299,102	(8,065)			2,977,695

Loss from operations	(2,208,952)	(289,010)	8,065			(2,489,897)
Other income (expense):
Interest income	20,262	63	—			20,325
Interest expense	(106)	(17,423)	—			(17,529)
Loss on equity method investments	(43,761)	—	—			(43,761)
Loss on investments	(53,335)	—	—			(53,335)
Change in fair value of warrant liabilities	124,970	—	—			124,970
Gain on deconsolidation of subsidiaries	31,889	—	—			31,889
Other income (expense), net	7,634	(2,068)	—			5,566

Total other income (expense), net	87,553	(19,428)	—			68,125

Loss before income taxes	(2,121,399)	(308,438)	8,065			(2,421,772)
Income tax (benefit) provision	(15,027)	(10)	—			(15,037)

Net loss	(2,106,372)	(308,428)	8,065			(2,406,735)
Net loss attributable to non-controlling interest	(1,443)	—	—			(1,443)

Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$(2,104,929)	$(308,428)	$8,065			$(2,405,292)

Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders, basic and diluted	$(1.25)					$(1.37)
Weighted average common shares outstanding:
Basic	1,679,061,465		79,526,869	(c	)	1,758,588,334
Diluted	1,679,838,849		79,526,869	(c	)	1,759,365,718

See the accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X.

Both Ginkgo’s and Zymergen’s historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars. As discussed in Note 2, “Reclassification Adjustments”, certain reclassifications were made to align Zymergen’s financial statement presentation with that of Ginkgo.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Ginkgo identified as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”) and based on the historical consolidated financial statements of Ginkgo and Zymergen. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value with certain limited exceptions, while transaction costs associated with a business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed is allocated to goodwill.

The purchase consideration and estimated fair values of assets acquired and liabilities assumed will be updated and finalized within the measurement period that will not extend beyond one year from the closing of the Merger. Estimated fair value adjustments could change significantly from those amounts used in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 gives effect to the Merger as if it occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Merger and integration costs that may be incurred beyond what was recorded post-Merger during the period presented. The pro forma adjustments represent Ginkgo’s best estimates and are based upon currently available information and certain assumptions that Ginkgo believes are reasonable under the circumstances. There were no material transactions between Ginkgo and Zymergen during the periods presented. Accordingly, adjustments to eliminate transactions between Ginkgo and Zymergen have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2. Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of Zymergen’s financial information to identify differences in accounting policies and financial statement presentation as compared to Ginkgo. The pro forma adjustments include adjustments to align Zymergen’s accounting policies to Ginkgo’s accounting policies and include certain reclassification adjustments to conform Zymergen’s historical financial statement presentation to Ginkgo’s financial statement presentation.

Refer to the table below for a summary of adjustments made to conform Zymergen’s historical statements of operations and comprehensive loss presentation for the period from January 1, 2022 through October 18, 2022 with that of Ginkgo’s:

(in thousands)	Ginkgo Historical Consolidated Statements of Operations and Comprehensive Loss Line Items	Zymergen Historical Consolidated Statements of Operations and Comprehensive Loss Line Items	Zymergen For the Period from January 1, 2022 through October 18, 2022	Reclassification		Zymergen Reclassed For the Period from January 1, 2022 through October 18, 2022
	Foundry revenue		$—	$6,987	(a)(b)	$6,987
	Biosecurity product revenue		—	—		—
	Biosecurity service revenue		—	—		—
		Revenues from research and development service agreements	6,456	(6,456)	(a)	—
		Automation revenue	531	(531)	(b)	—
		Collaboration and other revenue	2,085	1,020	(c)	3,105
		Grant revenue	1,020	(1,020)	(c)	—
	Cost of Biosecurity product revenue		—	—		—
	Cost of Biosecurity service revenue		—	—		—
	Research and development	Research and development	101,266	34,148	(d)(e)	135,414
		Cost of automation revenue	3,063	(3,063)	(d)	—
		Cost of service revenue	31,085	(31,085)	(e)	—
	General and administrative	General and administrative	111,940	12,712	(f)	124,652
		Sales and marketing	12,712	(12,712)	(f)	—
		Goodwill impairment charge	40,645	—		40,645
		Restructuring charges (benefit)	(1,609)	—		(1,609)
	Interest income	Interest income	63	—		63
	Interest expense	Interest expense	(17,423)	—		(17,423)
	Loss on equity method investments		—	—		—
	Loss on investments		—	—		—
	Change in fair value of warrant liabilities	Gain on change in fair value of warrant liabilities	—	—		—
	Gain on deconsolidation of subsidiaries		—	—		—
	Other income (expense), net	Other expense, net	(2,068)	—		(2,068)
	Income tax (benefit) provision	Benefit from (provision for) income taxes	(10)	—		(10)

(a)	Reclassification of $6.5 million of revenues from research and development service agreements to foundry revenue.
(b)	Reclassification of $0.5 million of automation revenue to foundry revenue.
(c)	Reclassification of $1.0 million of grant revenue to collaboration and other revenue.
(d)	Reclassification of $3.1 million of cost of automation revenue to research and development.
(e)	Reclassification of $31.1 million of cost of service revenue to research and development.
(f)	Reclassification of $12.7 million of sales and marketing to general and administrative.

Note 3 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations

Adjustments included in the Zymergen Transaction Accounting Adjustments column of the accompanying unaudited pro forma condensed combined statement of operations for the years ended December 31, 2022 follows:

(a)	Reflects the adjustments to research and development expense for the following:

(in thousands)	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments:
Remove historical Zymergen depreciation of property and equipment (i)	$(10,300)
Record depreciation based on the fair value of Zymergen’s property and equipment (ii)	5,548
Remove historical Zymergen amortization of intangible assets (iii)	(1,805)
Record amortization based on the fair value of Zymergen’s intangible assets (iv)	1,614
Record compensation expense for Zymergen RSUs granted and cash retention bonuses payable under the Zymergen New Retention Plan (v)	3,377
Adjustment for Enhanced Severance and Zymergen New Retention Plan cash bonuses incurred for the benefit of the combined company (vi)	(1,580)
Adjust the expense for Zymergen’s consumables inventory (vii)	(587)
Record incremental rent expense for Zymergen’s operating leases (viii)	1,871

Net pro forma transaction accounting adjustment to research and development expense	$(1,862)

(i)	Remove historical Zymergen depreciation of property and equipment.
(ii)	Record depreciation based on the estimated fair value of property and equipment.
(iii)	Remove historical Zymergen amortization of intangible assets.
(iv)	Record amortization based on the estimated fair value of intangible assets.
(v)

Record compensation expense for Zymergen RSUs issued and incremental cash retention bonuses payable under the Zymergen New Retention Plan. Under the Zymergen New Retention Plan, certain Zymergen employees were granted modifications to their RSUs, which required future service for the remainder of the vesting term, and cash retention bonuses payable within six months following the closing of the Merger.

(vi)

Remove compensation expense related to the Enhanced Severance and New Retention Plan cash bonuses recognized post-Merger in Ginkgo’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022, as these payments were determined to be for the benefit of the combined company. These payments were also recognized in Zymergen’s financial statements for the period from January 1, 2022 through October 18, 2022 as they were the legal obligation of Zymergen. This adjustment prevents double counting the expense.

(vii)	Adjust the expense to align Zymergen’s consumables inventory to Ginkgo’s accounting policy for inventory.
(viii)	Record incremental rent expense resulting from recalculating straight-line rent expense as of the pro forma acquisition date.

(b)	Reflects the adjustments to general and administrative expense for the following:

(in thousands)	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments:
Remove historical Zymergen depreciation of property and equipment (i)	$(6,060)
Record depreciation based on the fair value of Zymergen’s property and equipment (ii)	2,597
Record compensation expense for Zymergen RSUs granted and cash retention bonuses payable under the Zymergen New Retention Plan (iii)	732
Adjustment for Enhanced Severance and Zymergen New Retention Plan cash bonuses incurred for the benefit of the combined company (iv)	(4,571)
Record incremental rent expense for Zymergen’s operating leases (v)	1,099

Net pro forma transaction accounting adjustment to general and administrative expense	$(6,203)

(i)	Remove historical Zymergen depreciation of property and equipment.
(ii)	Record depreciation based on the estimated fair value of property and equipment.
(iii)

Record compensation expense for Zymergen RSUs issued and incremental cash retention bonuses payable under the Zymergen New Retention Plan. Under the Zymergen New Retention Plan, certain Zymergen employees were granted modifications to their RSUs, which required future service for the remainder of the vesting term, and cash retention bonuses payable within six months following the closing of the Merger.

(iv)

Remove compensation expense related to the Enhanced Severance and New Retention Plan cash bonuses recognized post-Merger in Ginkgo’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022, as these payments were determined to be for the benefit of the combined company. These payments were also recognized in Zymergen’s financial statements for the period from January 1, 2022 through October 18, 2022 as they were the legal obligation of Zymergen. This adjustment prevents double counting the expense.

(v)	Record incremental rent expense resulting from recalculating straight-line rent expense as of the pro forma acquisition date.

(c)

The adjustment to pro forma basic and diluted weighted average shares outstanding of 79,526,869 shares for the year ended December 31, 2022 relates to the Ginkgo Class A Common Shares issued as consideration for the Merger. This adjustment gives effect to the assumed issuance of Ginkgo Class A Common Shares as consideration for the Merger on January 1, 2022 (the date the Merger was assumed to have occurred for purposes of preparing the condensed combined statement of operations).